EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


1.  ClubCorp,  Inc.

    (a)  Operating  in  the  hospitality  line  of  business

    (b)  Names  of:

         (i) 314 consolidated subsidiaries operating in the United States have been omitted; and

         (ii) 47 consolidated subsidiaries operating in foreign countries have been omitted.